UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 26, 2021

FUTURIS COMPANY

(Exact name of registrant as specified in its charter)

Wyoming (formerly Nevada)	000-24493	39-2079723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Baltimore Road, Rockville, MD 20850

(Address of Principal Executive Offices) (Zip Code)

703 310 7334

(Registrant’s telephone number, including area code)

Mission Mining Company

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On the 15th day of October, 2020, Futuris Company’s wholly owned subsidiary Futuris Technology Services, Inc. (“Buyer”), with its principal place of business at 4506 Daly Drive, Suite-100, Chantilly, VA 20151 completed the acquisition of TalentBeacon HR Solutions Private Limited, (“Company”), a Private Limited corporation organized under the laws of India with its principal place of business Plot No:62,Sri Towers,1st Floor, KPHB 7th Phase, JNTU - Hitech City Road, Kukatpally, Hyderabad, Telangana 500085, India (“Seller”) completed and .

Also noted in this agreement is TalentBeacon HR Solutions Private Limited’s partner company, TalentBeacon LLC, President Mark Anderson (“Partner”). The parties entered into this Agreement, following which:

The Buyer will acquire 100% ownership of the Company and all preexisting assets and with all preexisting liabilities. In exchange, Sellers shall receive:

1.	Eight Hundred Thousand Dollars ($800,000) in Common Stock of Futuris Company at closing, at price at or near $0.20 per share.

2.	Share Buyback Agreement – After 24 months, the Buyer agrees to buy back Seller’s shares that are below the original issued price per share for cash, at the issued price of the shares, within 30 day of notice from Sellers. This is a one- time transaction that cannot be phased in over time.

3.	Earn Out - Sellers receive 25% of net profits in Year 1 for operations run by Sellers, in India or other locations managed by Sellers, less ½ of that amount to be received by Partner. Payments will be made semi-annually, in cash or shares as opted by the Sellers.

4.	Earn Out - Sellers receive 20% of net profits in Year 2 for operations run by run by Sellers, in India or other locations managed by Seller, less ½ of that amount to be received by Partner. Payments will be made semi-annually, in cash or shares as opted by the Sellers.

5.	Earn Out - Sellers receive 15% of net profits in Year 3 for operations run by Seller, in India or other locations managed by Seller, less ½ of that amount to be received by Partner. Payments will be made semi-annually, in cash or shares as opted by the Sellers.

The description of the transaction contemplated by this agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

On the 16th day of October, 2020, Futuris Company’s wholly owned subsidiary Futuris Technology Services, Inc. (“Buyer”), with its principal place of business at 4506 Daly Drive, Suite-100, Chantilly, VA 20151 completed the acquisition of TalentBeacon LLC, (“Company”), an LLC corporation organized under the laws of New Jersey with its principal place of business 207-101 Kinderkamack Road, Oradell, NJ 07649 (“Seller”) completed an acquisition agreement.

Also noted in this agreement is TalentBeacon LLC’s partner company, TalentBeacon HR Solutions Private Limited, Managing Director Vikranth Benedict (“Partner”). The parties entered into this Agreement, following which:

The Buyer will acquire 100% ownership of the Company and all preexisting assets and with all preexisting liabilities. In exchange, Sellers shall receive:

1.	Eight Hundred Thousand Dollars ($880,000) in Common Stock of Futuris Company at closing, at price at or near $0.20 per share.

2.	Share Buyback Agreement – After 24 months, the Buyer agrees to buy back Seller’s shares that are below the original issued price per share for cash, at the issued price of the shares, within 30 day of notice from Sellers. This is a one- time transaction that cannot be phased in over time.

3.	Earn Out - Sellers receive 25% of net profits in Year 1 for operations run by Sellers, in India or other locations managed by Sellers, less ½ of that amount to be received by Partner. Payments will be made semi-annually, in cash or shares as opted by the Sellers.

4.	Earn Out - Sellers receive 20% of net profits in Year 2 for operations run by run by Sellers, in India or other locations managed by Seller, less ½ of that amount to be received by Partner. Payments will be made semi-annually, in cash or shares as opted by the Sellers.

5.	Earn Out - Sellers receive 15% of net profits in Year 3 for operations run by Seller, in India or other locations managed by Seller, less ½ of that amount to be received by Partner. Payments will be made semi-annually, in cash or shares as opted by the Sellers.

The description of the transaction contemplated by this agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In September 2020 the Futuris Company appointed Larry Gaffey to its Board of Directors. Mr. Gaffey has more than 40 years of experience as a CPA. Since 2012 Mr. Gaffey has been the Managing Member of Gaffey Deane & Tally, a CPA firm. Since 2017, Mr. Gaffey has served as CFO of Old Dominion Strategies, LLC and SDVOB government contractor. Mr Gaffey’s responsibilities include plan, develop, organize, implement, direct and provide timely and accurate analysis of budgets financial reports and financial trends.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit (2)	Futuris Acquisition Agreement – TalentBeacon HR Solutions

Exhibit (2.1)	Addendum to Futuris Acquisition Agreement – TalentBeacon HR Solutions

Exhibit (2.2)	Futuris Acquisition Agreement – TalentBeacon LLC

Exhibit (2.3)	Addendum to Futuris Acquisition Agreement – TalentBeacon LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Futuris Company

By:	/s/ Kalyan Pathuri
Kalyan Pathuri
President, Director

Dated: January 26, 2021

3